SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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DCB FINANCIAL CORP
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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April 14, 2008
Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of DCB Financial Corp at 4:00 p.m. on Thursday, May 22, 2008. The meeting will be held at the Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035.
Along with the other members of the Board of Directors and Management, I look forward to greeting those shareholders who are able to attend in person. It is always exciting to share good news of the past and exciting plans for the future.
Thank you for your continued loyalty and support.
On behalf of the Board of Directors,
Jeffrey T. Benton
President and Chief Executive Officer
DCB Financial Corp • 110 Riverbend Avenue • Lewis Center, Ohio 43035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
PROXY STATEMENT
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NOMINEES.
AUDIT COMMITTEE CHARTER
COMPENSATION COMMITTEE CHARTER

DCB FINANCIAL CORP
110 Riverbend Avenue
Lewis Center, Ohio 43035
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
May 22, 2008
TO THE SHAREHOLDERS OF DCB FINANCIAL CORP:
You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the “Company”) will be held on May 22, 2008, at 4:00 P.M. local time at the Delaware County Bank and Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, for the purpose of considering and acting upon the following:
1.	Election of Directors — To elect Class III directors to hold office until the expiration of their terms (3 years) expiring at the Annual Meeting in 2011, or until their successors shall be duly elected and qualified.

2.	Other Business — To transact any other business, which may properly come before the meeting or any adjournment of the meeting.
The Board of Directors recommends a vote “FOR” all of its nominees noted in the proxy statement.
The Board of Directors has fixed March 29, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date there were 3,717,385 shares of the Company’s no par value common stock outstanding. The stock transfer books of the Company will not be closed prior to the meeting.
A copy of the Company’s Annual Report, which includes the Company’s audited Balance Sheets as of December 31, 2007 and 2006, the related audited Statements of Income, Statements of Changes in Shareholders’ Equity, and Statements of Cash Flows for each of the three years ended December 31, 2007, 2006 and 2005, are enclosed.
By order of the Board of Directors
Jeffrey T. Benton
President and Chief Executive Officer
Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy and return it promptly in the enclosed envelope. You still have the right to revoke the proxy and vote in person at the meeting if you so choose. If you have any questions please contact Corporate Secretary, DCB Financial Corp at 740.657.7900.

DCB FINANCIAL CORP
110 Riverbend Avenue
Lewis Center, Ohio 43035
(740) 657-7000
PROXY STATEMENT
General Information
This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation, by the Board of Directors of DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, (740) 657-7000, of proxies to be voted at the annual meeting of the shareholders of DCB Financial Corp to be held on May 22, 2008, at 4:00 P.M. local time at the Delaware County Bank & Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, in accordance with the foregoing notice, (the “Annual Meeting”).
DCB Financial Corp is an Ohio Corporation and a financial holding company under the Bank Holding Company Act. DCB Financial Corp is at times hereinafter referred to as the “Company.” The Company is the sole shareholder of The Delaware County Bank and Trust Company, an Ohio-Chartered banking organization (the “Bank” herein).
The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. Proxies may not be returned through the Internet. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses by the Company.
The proxy materials are first being mailed to shareholders on or about April 14, 2008.
Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted “FOR” the election of the director nominees listed in this Proxy Statement and in the discretion of the proxy committee for any other business that properly comes before the meeting.
Voting Securities and Procedures
Only shareholders of record at the close of business on March 29, 2008, will be eligible to attend and to vote at the Annual Meeting or any adjournment thereof. As of March 29, 2008, the Company had outstanding 3,717,385 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date. Shareholders do not have cumulative voting rights with respect to the election of directors.
The presence in person or by proxy of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The three nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, are not counted and will have no impact on the outcome of the election for directors.

Many of the Company’s shareholders hold their shares in “street name”—in the name of a brokerage firm. If you hold your shares in “street name,” please note that only your brokerage firm can sign a proxy on your behalf. The Board of Directors urges you to contact the person responsible for your brokerage account today, and instruct them to execute a proxy on your behalf for the Annual Meeting.
All Directors and Executive Officers of the Company as a group (comprised of 16 individuals) beneficially held 238,205 shares of the Company’s common stock as of December 31, 2007, representing 6.41% of the outstanding common stock of the Company.
Proposal 1 — Election of Directors and Information with respect to Directors and Officers
At the Annual Meeting four (4) Directors will be elected to a three-year term expiring at the annual meeting in 2011.
The Code of Regulations for the Company provides that the Directors shall be divided into three classes, as nearly equal in number as possible. The number of current Directors and year of term expiration for each class is as follows:

Class I	3 Directors	Term Expiration 2009
Class II	3 Directors	Term Expiration 2010
Class III	4 Directors	Term Expiration 2008
The Board has nominated the following individuals for election as Class III Directors for terms expiring at the annual meeting in 2011. Each nominee is essentially a Class III Director of the company whose term expires at the Annual Meeting. Information regarding these nominees is set forth below. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

		Director
Name (Class)	Age	Since (1)	Principal Occupation During the Past Five Years
Jerome Harmeyer (III)	68	1990	President, Fisher Cast Steel, Liberty Casting

Vicki J. Lewis (III)	53	1997	Vice President of Strategic Development, Grady Memorial Hospital

William R. Oberfield (III)	53	1993	President, Oberfield’s Concrete Products

Phillip Connolly (III)	54	2006	President, Connolly Construction

(1)	May include time served as a director of the Bank prior to the organization of the Company in 1997.
While it is contemplated that all nominees will stand for election, and each nominee has confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the four nominees receiving the greatest number of votes will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NOMINEES.

The following table sets forth certain information with respect to the Class I and II Directors of DCB Financial Corp:

		Director
Name (Class)	Age	Since (1)	Principal Occupation During the Past Five Years

Jeffrey T. Benton (I)	55	2003	President and CEO of the Company and its wholly-owned subsidiary, The Delaware County Bank & Trust Company, since 2003.

Gary M. Skinner (I)	63	1996	President, Hardscrabble Farms

Adam Stevenson (I)	67	2001	Retired Plant Manager, PPG Industries

Terry Kramer (II)	61	1992	President, Kramer Exploration

Ed Powers (II)	62	1984	President, R.B. Powers and Co.

Donald J. Wolf (II)	64	2003	President, Wolf, Rogers, Dickey and Company, CPAs

(1)	May include time served as a director of the Bank prior to the organization of the Company in 1997.

(2)	Each Director is considered “independent” as that term is defined in Rule 4200(a) (14) of the listing standards of the National Association of Securities Dealers, Inc.
The following table sets forth certain information with respect to the executive officers of The Bank:

		Officer	Position and Offices Held With Company &
Name	Age	Since (1)	Principal Occupation Held Past Five Years
Jeffrey T. Benton	55	2003	President and Chief Executive Officer

John A. Ustaszewski	42	2001	Senior Vice President and Chief Financial Officer

Tom Whitney	59	1996	Senior Vice President, Senior Trust Officer and Legal Counsel

Jerry S. Whittington	62	2001	Senior Vice President, Lending

Barbara S. Walters	52	2003	Senior Vice President, Retail Banking; formerly Area President, National City Bank

Brian Stanfill	49	1998	Senior Vice President, Operations and HR

Jay D. Wolf	37	1993	Vice President, Marketing and Customer Relations

(1)	Includes time served as an officer of the Bank.

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the number and percentage of shares of common stock owned by the Directors and Executive Officers of the Company. Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns five percent or more of the Company’s common stock.

	Amount and Nature
	of Beneficial Ownership
Name	December 31, 2007		Percentage

Jeffrey T. Benton, Director & CEO	9,369	(1)	*
William R. Oberfield, Director (Nominee)	22,392	(2)	*
Gary M. Skinner, Director	52,061	(3)	1.40%
Terry M. Kramer, Chairman of the Board of Directors	51,190	(4)	1.38%
Edward Powers, Director	21,840		*
Jerome J. Harmeyer, Director (Nominee)	52,833	(5)	1.42%
Vicki J. Lewis, Director (Nominee)	16,296	(6)	*
Adam Stevenson, Director	2,534	(7)	*
Donald J. Wolf, Director	4,143	(8)	*
Phillip Connolly, Director (Nominee)	500		*
Brian Stanfill, Executive Officer	7,063	(9)	*
John A. Ustaszewski, Executive Officer	1,049		*
Barbara Walters, Executive Officer	2,111		*
Jerry Whittington, Executive Officer	472		*
John D. Wolf II, Executive Officer	3,703	(11)	*
Thomas R. Whitney, Executive Officer	15,009	(10)	*
All directors, nominees and executive officers as a group (16 in number)	238,205		6.41%

*	Ownership is less than 1%

(1)	Includes beneficial ownership of 540 shares owned by his son.

(2)	Includes beneficial ownership of 5,781 shares owned by spouse and spouse’s IRA.

(3)	Includes beneficial ownership of 9,236 shares owned jointly with spouse and 6,539 shares owned by spouse and 24,360 shares as power of attorney on relative’s shares.

(4)	Includes beneficial ownership of 24,420 shares owned by his spouse.

(5)	Includes 1,144 shares owned jointly with spouse and 43,639 shares owned by spouse and spouse’s IRA.

(6)	Includes beneficial ownership of 15,700 shares owned by spouse.

(7)	Includes 34 shares owned jointly with spouse

(8)	Includes 540 shares owned by spouse

(9)	Includes 103 shares owned by children

(10)	Includes beneficial ownership of 606 shares, which are subject to shared voting, and investment power with his spouse.

(11)	Includes 1,574 shares owned by spouse.

(12)	Unless otherwise indicated the Beneficial Owners and Management’s address is 110 Riverbend Avenue, Lewis Center 43035
Board of Directors and Selected Committees
The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee, among other committees.
Audit Committee
The Audit Committee selects and engages the Company’s independent auditors. The Audit Committee reviews with the Company’s independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company’s internal auditing procedures; consults with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors’ audit and non-audit fees. The Audit Committee also has been charged with the enforcement of the Code of Ethics and Business Conduct adopted by the Company’s Board of Directors, as discussed below. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Audit Committee is comprised of Ms. Lewis and Messrs. Wolf, Connolly and Powers. The Audit Committee met four (4) times during 2007. The Board of Directors has determined that Donald J. Wolf, one of the members of the Audit Committee, is an “audit committee financial expert” as defined under the regulations of the Securities and Exchange Commission. Mr. Wolf and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.
Compensation Committee
The Compensation Committee is responsible for overseeing the administration of the Company’s employee benefit plans; establishing the compensation of the Chief Executive Officer, approving senior management’s compensation and reviewing the compensation of all other officers; reviewing the criteria that forms the basis for management’s officer and employee compensation recommendations and reviewing management’s recommendations in this regard and evaluating and establishing directors’ compensation. The Board of Directors has adopted a written charter for the Compensation Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Compensation Committee is comprised of Ms. Lewis and Messrs. Kramer, Skinner, Oberfield and Stevenson. All members of the Compensation Committee are independent under NASDAQ listing standards. The Compensation Committee met seven (6) times during 2007.
Nominating and Governance Committee
The Company’s Nominating and Governance Committee is responsible for making recommendations to the Board of nominees for election to the Board of Directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a Director’s term. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Nominating and Governance Committee will consider nominees recommended by shareholders. The procedure for nominating an individual as a director is set forth below under the heading “Nominations for Members of the Board of Directors.” The Committee met one time during 2007, otherwise conducting business with the full board during the monthly meetings. The Nominating and Governance Committee is comprised of Messrs. Stevenson (Chair), Kramer, Powers and Oberfield. The Committee also is responsible for overseeing the Company’s corporate governance policies and procedures, as detailed below.
Corporate Governance
Although the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company elected to implement most of the corporate governance practices required of NASDAQ-listed companies to encourage appropriate conduct among its Directors, officers and employees and to assure that the Company operates in an ethical manner.
The Board of Directors has established Corporate Governance Guidelines for the Company. A copy of the Company’s Corporate Governance Guidelines appears on the Company’s website at www.dcbfinancialcorp.com. Although not required, a majority of the Directors of the Company are currently independent, as defined by NASDAQ listing standards.
The Board of Directors has adopted a Code of Ethics and Business Conduct which appears on the Company’s website at www.dcbfinancialcorp.com. In addition, a copy of the Code of Ethics and Business Conduct is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code of Ethics and Business Conduct should address written requests to Donald R. Blackburn, Secretary of the Company at the Company’s offices, 110 Riverbend Avenue, Lewis Center, Ohio 43035.
The Board of Directors of the Company generally meets monthly for its regularly scheduled meetings, and upon call for special meetings. During 2007, the Board of Directors of the Company met eleven (11) times for regular board meetings, and met two times for special planning sessions. All Directors of the Company attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2007, except for Mr. Harmeyer who did not attend the referenced number of Board or Trust Committee meetings.
AUDIT COMMITTEE REPORT
The Audit Committee of DCB Financial Corp’s Board of Directors is comprised of four directors, each of whom is “independent” as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors and recommends to the Board of Directors the selection of the Company’s independent accountants.
Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the processes.
In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
The Company’s independent accountants also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to the Company and its subsidiaries is compatible with maintaining the independence of the independent accountants.
Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
Donald J. Wolf, Chairman
Edward Powers
Vicki J. Lewis
Phillip Connolly
Nominations for Members of the Board of Directors
The Nominating and Governance Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination in accordance with the Company’s Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the

Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have sufficient networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.
The Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Company’s business; depth and breadth of business and civic experience in leadership positions; ties to the Company’s geographic markets and minimum ownership of $500 of the Company’s common shares. The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission must be made no later than 90 days prior to the Annual Meeting for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate, any such individual for election.
The Nominating and Governance Committee did not hire any director search firm in 2007 and, accordingly, has paid no fees to any such company. As indicated above, however, the Nominating and Governance Committee may do so in the future if appropriate.
While the Company has no specific policy requiring attendance at the annual meeting of shareholders by Directors, such attendance is expected. At the 2007 annual meeting, 8 of the 10 directors attended.
Executive Compensation and Other Information
Compensation Discussion and Analysis
The Compensation Committee has developed a compensation philosophy that they believe best supports the Company’s strategies and goals. Ultimately, the goal of the compensation program is to align the executive officers’ financial interest with those of the shareholders in order to create shareholder value through the execution of our long-term strategies.
The objectives of the Company’s executive compensation program are to:
•	Support the achievement of desired goals of the Company.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis

•	Provide a flexible compensation program that appropriately reflects and rewards under changing business conditions and priorities

The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance and the ability to influence Company performance.
Compensation Process
The Compensation Committee develops and administers the compensation programs based on the company’s strategies and financial goals developed during the strategic planning and budgeting process. The salaries and other forms of compensation are based upon the Bank’s review of compensation levels for management performing similar functions at other banking companies of similar size and operations.
The performance of the Company for the purpose of determining the annual bonuses to be paid to the executive officers, including the Chief Executive Officer, are generally based on earnings per share, the efficiency ratio (net interest income plus non-interest income divided by non-interest expense), measurements of credit quality, net interest margin, and growth in assets of the Company.
Executive Officer Compensation Program
The Company’s executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options, a deferred compensation program and various benefits. The make-up of these forms of compensation is based on third-party surveys and analysis, as well as comparison to banking institutions of similar size and functionality.
Base Salary
Base salary levels for the Company’s executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining base salaries, the Compensation Committee also takes into account individual experience and performance, Company performance, and specific issues particular to the Company.
Annual Incentive Compensation
The purpose of the Company’s annual incentive compensation program is to provide direct financial incentives in the form of an annual cash bonus and shares of Company stock to executives to achieve the Company’s annual goals. The Compensation Committee recommended, and the Board of Directors selected, earnings per share, the efficiency ratio, credit quality, the net interest margin, and return on equity of the Company as the measurements of the Company’s performance, with a threshold goal set for each performance measure for determining bonus opportunities for executive officers. Company performance exceeding the threshold produces a ratable increase in the bonus amount based upon that particular performance measure. Individual goals are also established for each executive officer; however, each executive officer’s bonus opportunity is determined by weighting individual and company goals. The amount distributed to each participant is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of the Company, with the Chief Executive Officer having the largest weighting.
Long-Term Incentives
Stock options awarded under the Company’s 2004 Long-Term Incentive Compensation Plan constitute the Company’s long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common shares.

The 2004 Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives.
On June 21, 2007, the Compensation Committee of the Board of Directors recommended and the Board awarded each non-employee director of the Company a nonqualified option to acquire 435 common shares of the Company, under the 2004 Long-Term Incentive Compensation Plan, at an exercise price of $23.00 per share, which represented the Company’s closing price of $23.00 per share on that day.
Deferred Compensation Plan
Under the terms of the Company’s Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more in the Board’s discretion.
Benefits
The Company provides medical and other employee benefits to its executive officers that are generally available to all full time employees of the Company.
Chief Executive Officer Compensation
The Company entered into a new employment agreement with Jeffrey T. Benton, President and CEO of the Company and its subsidiary bank effective January 1, 2008.
The Compensation Committee elected to maintain Mr. Benton’s annual base salary at $205,000, effective January 1, 2008, based upon the Compensation Committee’s review of chief executive officer compensation at other banking companies of similar size and complexity of operations and based on 2007 performance results. The Goals will include standards by which Executive may achieve a performance-based bonus of up to two times the Base Salary (the “Potential Bonus”) as described below. No later than the date 30 days after the completion of audited financial statements for the preceding year (the “Bonus Date”), the Board will in its sole discretion determine the total performance-based bonus for that year (the “Bonus Amount”). It is the parties’ mutual expectation and desire that Executive’s performance will result in the Bonus Amount for each year being at least 65% of the Potential Bonus.
Under the terms of the employment agreement, Mr. Benton is employed for a term commencing on the agreement date and ending December 31, 2010. At the end of any calendar year thereafter in which Mr. Benton is continuously employed hereunder, the agreement will be extended for an additional one-year term and Mr. Benton for each such one-year extension will for all purposes continue to be considered as employed under this agreement unless either party notifies the other in writing no later than December 1 of that calendar year of his or its intent to terminate, for any reason or no reason at all, Mr. Benton’s employment hereunder.
The Bank agrees to purchase a golf membership in the Delaware, Ohio area for use by Mr. Benton and other executive officers of the Bank at Mr. Benton’s directions and to reimburse Mr. Benton for any reasonable business-related costs associated therewith. These expenses will be detailed and provided to the Bank in connection with Mr. Benton’s periodic submission of reasonable entertainment expenses.
In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.
The following table sets forth the annual and long-term compensation for the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the four other highest paid executive officers.
Summary Compensation Table

				Long Term Compensation
					Securities	All
Name and Principal	Annual Compensation			Restricted Stock	Underlying	Other	Total
Position	Year	Salary	Bonus (1)	Awards	Options (#)	Comp (2)(4)(5)	Comp
Jeffery T. Benton	2007	$205,000	$55,350	—	$(3)	$46,096	$308,950
President Chief Executive Officer

John A. Ustaszewski	2007	$110,210	$9,698	—	$	$11,352	$132,721
Senior Vice President Chief Financial Officer

Thomas R. Whitney	2007	$126,690	$21,537	—	$	$13,049	$163,024
Senior Vice President Senior Trust Officer

Jerry S. Whittington	2007	$124,630	$—	—	$	$15,143	$141,448
Senior Vice President Lending

Barbara S. Walters	2007	$115,000	$13,225	—	$	$11,846	$141,576
Senior Vice President Retail Banking

Brian E. Stanfill	2007	$113,300	$9,291	—	$	$11,671	$135,769
Senior Vice President Operations & HR

(1)	Bonus amounts for Messrs. Ustaszewski, Whitney, Whittington, Stanfill, and Ms. Walters for 2007 have been and will be paid 20% in Company common shares, having a fair market value of $23.00 per share on February 29, 2008, the date awarded, and 80% in cash with one-half paid on February 29, 2008 and the other half on August 31, 2008, assuming employment by the Company at that date, for the above named persons.

(2)	The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by the Company to the executive’s deferral account under the Company’s Deferred Compensation Plan, including Deferred interest: Mr. Benton, $20,500; Mr. Ustaszewski, $11,021; Mr. Whitney, $12,669; Mr. Whittington, $12,463; Ms. Walters $11,500 and Mr. Stanfill, $11,330; and (2) the economic benefit of life insurance coverage provided for the executive officers: Mr. Benton, $510; Mr. Ustaszewski, $331; Mr. Whitney, $380; Mr. Whittington, $374; Ms. Walters, $346; and Mr. Stanfill, $341.

(3)	In accordance with the terms of Mr. Benton’s employment agreement, approximately one-half his bonus earned for 2007 fiscal year performance was paid in the form of a stock option grant. On February 29, 2008, Mr. Benton was awarded an incentive stock option for 3,639 Company common shares at an exercise price of $16.90 per share. This option vests with respect to one-third of the shares covered by the option on each of the third, fourth and fifth anniversaries of the date of the award.

(4)	Includes $17,400 Mr. Benton earned for director fees for 2007.

(5)	Includes $7,686 of compensation for Mr. Benton and $2,306 of compensation for Mr. Whittington provided in the form of membership and use of private golf facilities.

Supplemental Grants of Plan-Based Awards
The following table presents information about stock options granted under the Company’s 2004 Long-Term Incentive Compensation Plan during 2007 to the named executive officers at the discretion of the Compensation Committee. The Company’s plan allows for the granting of options to executives and other officers. The decision to grant options is based on the performance of the company compared to peer financial institutions and compared to the overall goals and objectives determined during the strategic planning and budgeting process.
Options generally vest over a five year period and have a maximum life of 10 years. Under the plan the exercise price is determined based on the closing price of the stock the day the options are granted. Typically unvested options are lost upon separation with the Company, but other more specific criteria within the plan documents may allow options to be retained.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
					Estimated Future			Number of	Number of	or Base
					Payouts Under Equity			Bonus Shares	Securities	Price
					Incentive Plan Awards			of Stock	Underlying	of Option
	Grant	Estimated Future Payouts Under			Threshold	Target	Maximum	or Units	Options	Awards
Name	Date	Non-Equity Incentive Plan Awards			(#)	(#)	(#)	(#) (1)	(#)	($/Sh)
Jeffrey T. Benton	02/28/07	—	—	—	—	—	—	—	3,521	$28.40
	06/21/07	—	—	—	—	—	—	—	2,674	$23.00
John A. Ustaszewski	06/21/07	—	—	—	—	—	—		1,437	$23.00
Thomas R. Whitney	06/21/07	—	—	—	—	—	—		1,653	$23.00
Jerry S. Whittington	06/21/07	—	—	—	—	—	—		1,626	$23.00
Barbara S. Walters	06/21/07	—	—	—	—	—	—		1,500	$23.00
Brian E. Stanfill	06/21/07	—	—	—	—	—	—		1,478	$23.00

(1)	Shares of stock were provided in lieu of cash for the annual incentive bonus. The market value of shares is included in the incentive compensation column for 2007.

Outstanding Equity Awards at Fiscal Year-End
The Compensation Committee attempts to align the financial interests of executive officers with those of the shareholders by providing a long-term incentive plan in the form of option and restricted stock grants. The goals of the program are to create shareholder value through the long-term execution of sound banking strategies that allow for profitable growth.

	Option Awards					Stock Awards
									Equity Incentive
			Equity Incentive						Plan Awards: Market
			Plan Awards:					Equity Incentive	or Payout
	Number of	Number of	Number of					Plan Awards: Number	Value of
	Securities	Securities	Securities				Market Value of	of Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Underlying	Option		Number of Shares or	Shares or Units of	Unit or Other	Units or
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock That	Stock That Have	Rights That Have	Rights That Have
	Options (#)	Options (#)	Unearned Options	Price	Expiration	Have Not Vested	Not Vested	not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Jeffrey T. Benton	486	728	—	$27.50	02/28/15	—	—	—	—
	1,236	1,855	—	$27.50	02/28/15	—	—	—	—
	669	1.004	—	$25.40	06/15/15	—	—	—	—
	332	1,329	—	$30.70	06/21/16	—	—	—	—
	—	6,132	—	$28.85	02/28/16	—	—	—	—
	—	3,521	—	$28.40	02/28/17	—	—	—	—
	—	2,674	—	$23.00	06/19/17	—	—	—	—
John A. Ustaszewski	480	320	—	$23.40	06/23/14	—	—	—	—
	383	575	—	$25.40	06/15/15	—	—	—	—
	209	837	—	$30.70	06/21/16	—	—	—	—
	—	1,437	—	$23.00	06/19/17	—	—	—	—
Thomas R. Whitney	588	393	—	$23.40	06/23/14	—	—	—	—
	465	698	—	$25.40	06/15/15	—	—	—	—
	240	962	—	$30.70	06/21/16	—	—	—	—
	—	1,653	—	$23.00	06/19/17	—	—	—	—
Jerry S. Whittington	564	376	—	$23.40	06/23/14	—	—	—	—
	454	682	—	$25.40	06/15/15	—	—	—	—
	236	946	—	$30.70	06/21/16	—	—	—	—
	—	1,626	—	$23.00	06/19/17	—	—	—	—
Barbara S. Walters	496	332	—	$23.40	06/23/14	—	—	—	—
	393	591	—	$25.40	06/15/15	—	—	—	—
	215	860	—	$30.70	06/21/16	—	—	—	—
	—	1,500	—	$23.00	06/19/17	—	—	—	—
Brian E. Stanfill	501	334	—	$23.40	06/23/14	—	—	—	—
	396	596	—	$25.40	06/15/15	—	—	—	—
	215	860	—	$30.70	06/21/16	—	—	—	—
	—	1,478	—	$23.00	06/19/17	—	—	—	—

(1)	Options are incentive stock options, granted under the plan, which generally vest ratably over a 5-year period. Options have an exercise price equal to the fair market value of the underlying stock on the date of grant. The terms of the Company’s 2004 Long-Term Incentive Compensation Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Incentive Compensation Plan.

(2)	The option values are calculated using the Black-Scholes stock option pricing model. The calculations use assumptions for average exercise period, volatility rate, the risk-free rate of return and the stocks dividend yield.

Option Exercises and Year-End Value Table
The following table presents information about stock options, granted under the 2004 Long-Term Incentive Plan, exercised during 2007 for the six named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Jeffrey T. Benton	—	—	—	—
John A. Ustaszewski	—	—	—	—
Thomas R. Whitney	—	—	—	—
Jerry S. Whittington	—	—	—	—
Barbara S. Walters	—	—	—	—
Brian E. Stanfill	—	—	—	—

Non-Qualified Deferred Compensation
In 2004 the Company established The Delaware County Bank and Trust Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more in the Board’s discretion. For 2007, the Board of Directors elected to have the Company contribute 10% of each named executive officer’s base salary to his or her deferral account established under the Deferred Compensation Plan. Interest is earned on balances based on market rates for one-year time deposits. The contributions by the registrant column is previously reflected in the Summary Compensation Table.

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
Jeffrey T. Benton	$73,500	$20,500	$2,504	$0	$345,078
John A. Ustaszewski	$0	$11,021	$1,461	$0	$43,238
Thomas R. Whitney	$0	$12,669	$1,747	$0	$150,090
Jerry S. Whittington	$0	$12,463	$1,674	$0	$49,591
Barbara S. Walters	$0	$11,500	$1,505	$0	$44,688
Brian E. Stanfill	$0	$11,330	$1,507	$0	$44,559

Director Compensation
Directors are paid a monthly retainer of $750 for serving on the Board, except for the Chairman of the Board who receives a retainer of $1,050 per month. In addition, the Directors receive $600 per board meeting attended and $300 for each committee meeting attended. Committee Chairs receive $100 for each committee meeting attended. Committee Chairs and Directors serving on the Loan, Audit and Compensation Committees receive $300 for each meeting attended.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred	All Other
	Paid in Cash	Stock	Options	Incentive Plan	Compensation	Compensation	Total
Name	($)(1)	Awards ($)	Awards ($)	Compensation ($)	Earnings	($)	($)
Phillip F. Connolly	$21,750	—	$10,000	—	—	—	$31,750
Jerome J. Harmeyer	$13,500	—	$10,000	—	—	—	$23,500
Terry M. Kramer	$25,200	—	$10,000	—	—	—	$35,200
Vicki J. Lewis	$21,000	—	$10,000	—	—	—	$31,000
William R. Oberfield	$22,850	—	$10,000	—	—	—	$32,850
Edward A. Powers	$24,550	—	$10,000	—	—	—	$34,550
Gary M. Skinner	$22,050	—	$10,000	—	—	—	$32,050
Adam Stevenson	$23,650	—	$10,000	—	—	—	$33,650
Donald J. Wolf	$18,400	—	$10,000	—	—	—	$28,400
Severance and Change of Control Payments
In the event an involuntary termination results from a change in ownership a severance policy has been established to provide a financial bridge while affected senior managers reporting directly to the President/CEO seek other employment.
If the Company merges with, is acquired by, or sells substantially all of its assets to an entity not affiliated with the Bank or an entity created for the express purpose of facilitating such a transaction and the successor entity, during a period of one (1) year following the closing date of such merger, acquisition, or sale, does any of the following: i) reduces an eligible employee’s base salary which was in effect on the closing date; ii) substantially reduces benefits to be provided to an eligible employee in effect on the closing date; or iii) assigns an eligible employee to a position that requires an eligible employee to move his/her home, the affected eligible employee may voluntarily terminate and, upon return of all Company property and the execution of a release in a form acceptable to the Company of all claims against the Company and related parties, be eligible for the severance provided for herein.

Severance will be based on the eligible employee’s base monthly salary, not including bonuses or incentives, at the time of termination. The eligible employee will receive up to one year of severance benefit.
Based on the details of the plan the named executive officers would be eligible for the pre-tax severance payments: Ustaszewski, Whitney, Whittington, Walters, Stanfill and Wolf.
2004 Long-Term Incentive Compensation Plan
In 2004, the Company and its shareholders adopted the 2004 Long-Term Incentive Compensation Plan (the “Incentive Plan” herein). A total of 300,000 shares have been reserved for issuance under the Incentive Plan. The Incentive Plan provides for the award of stock options, stock or restricted stock and performance awards consisting of stock, cash or a combination of stock and cash to any director, officer, or employee designated by the Compensation Committee of the Board of Directors, which administers the Incentive Plan. The Committee’s authority includes the power to (a) determine who will receive awards under the Incentive Plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Incentive Plan, (c) determine the amount and form of awards, (d) interpret the Incentive Plan and terms of awards, and (e) adopt rules for administration of the Incentive Plan.
Stock options awarded under the Incentive Plan have terms of up to 10 years and may be “incentive” or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or “incentive,” stock options. Nonqualified stock options may be granted to any eligible Incentive Plan participant, but incentive stock options may be granted solely to employees of the Company or its subsidiaries. The exercise price of stock options may not be less than the fair market value of the Company’s common stock on the date of grant.
An option may only be exercised while the optionee is employed by the Company or a subsidiary or within 30 days after cessation of the optionee’s employment if the reason for cessation of employment is other than disability, retirement, death or termination for gross misconduct. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the case of termination for gross misconduct, the option may not be exercised after termination of employment. In the event of a change of control of the Company (as defined in the Plan), any option, which is not then exercisable, automatically becomes exercisable.
Employment Contract
The Company entered into a new employment agreement with Jeffrey T. Benton, President and CEO of the Company and its subsidiary bank effective January 1, 2008.
The agreement provides that Mr. Benton will serve as the President and Chief Executive Officer of the Company for a term continuing until December 31, 2010. After the initial term, the agreement will automatically be extended for additional one year periods unless the Company or Mr. Benton provides notice to the other of their intent to terminate the agreement.
The agreement provides that Mr. Benton will have an annual base salary of $205,000. The agreement provides that the Board of Directors will establish performance goals each year for Mr. Benton, including standards by which he may achieve an annual performance-based bonus of up to $410,000 (the “Potential Bonus”), with the parties stated expectation and desire that Mr. Benton’s performance will result in a bonus amount (the “Bonus Amount”) for each year, which is at least 65% of the Potential Bonus. This agreement is subject to annual reviews by the Compensation Committee, whereby the base and incentive portions of the agreement can be adjusted. One half of the Bonus Amount will be paid each year in a lump sum cash bonus. The other half of the Bonus Amount will be paid each year in the form of nonqualified stock options awarded under Incentive Plan. The number of shares to be included in the option awarded to Mr. Benton will be determined by dividing one-half of the Bonus Amount by the opening price per share of Company stock on the date the bonus is awarded by the Board of Directors (within 30 days of the completion of our audited financial statements each year for the prior fiscal year). The per share exercise price of the option will be the opening price of the Company stock on the date the bonus is awarded. Each option will vest over a five-year period, with one-third vesting after three years, two-thirds after four years and full vesting after five years.
The agreement provides that Mr. Benton will be eligible to participate in all Company employee benefit plans, and will have the use of a country club membership.
The Company may terminate Mr. Benton’s employment at any time with or without cause. In the event of termination for other than just cause the agreement provides for payment of 12 months of base salary. If Mr. Benton is terminated for “Just Cause” (as defined in the agreement) no additional compensation would be required. If Mr. Benton’s employment is terminated due to a change in control, up to 36 months of additional compensation could be required. The agreement provides for protection of the Company’s confidential information and includes a covenant not to compete during the agreement and for two years thereafter. The agreement provides for arbitration of disputes arising under the agreement.
Deferred Compensation Plan
In 2004 the Company established The Delaware County Bank and Trust Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more in the Board’s discretion. For 2007, the Board of Directors elected to have the Company contribute 10% of each named executive officer’s base salary to his or her deferral account established under the Deferred Compensation Plan.
Amounts deferred by the participant vest immediately. Contributions made by the Company to the participant’s deferral account vest based on the participant’s years of service with the Company with 25% vested after 5 years of service, 50% vested after 10 years of service, 75% vested after 15 years of service and 100% vested after 20 years of service. All Company contributions vest for each participant employed by the Company at age 62, regardless of the vesting schedule. Interest is credited annually to each participant’s account, computed at the Company’s one-year certificate of deposit rate in effect on January 1st every year and paid on the balance of the participant’s deferred account at the end of the year.
Each participant is entitled to withdraw the balance of his or her account upon reaching age 62. Upon termination of employment prior to age 62 for any reason other than termination for “Cause” or involuntary termination following a change in control of the Company, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment due to the participant’s disability, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment because of death, the participant’s beneficiary is entitled to withdraw the vested portion of the participant’s deferral account. Upon “involuntary” termination within 12 months following a change in control of the Company, including a reduction in base salary or material reduction in benefits, the participant may withdraw the balance of his or her deferral account, providing that to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Internal Revenue, the benefit paid under the Deferred Compensation Plan will be reduced so as not to be an “excess parachute payment” as defined by

Section 280G. Upon “Termination for Cause” as defined in the Plan, the participant will not be entitled to withdraw any amount in excess of the participant’s deferrals.
Participants may elect to make withdrawals from their deferral accounts in either a lump sum or in equal monthly installments over a period not to exceed 10 years. If a participant dies while employed by the Company, the participant’s beneficiary receives a lump sum payment of the participant’s vested deferred account within 30 days of the participant’s death.
Amounts in participant deferral accounts are the unsecured obligation of the Company. The Company may amend or terminate the Deferred Compensation Plan at any time at the discretion of the Board of Directors. No amendment may decrease the value of any participant’s vested deferral account balance. Upon termination of the Deferred Compensation Plan, all vested deferred account balances will be paid in a lump sum distribution regardless of any contrary participant election.
Report of the Compensation Committee
Overview and Philosophy
The Board of Directors of the Company has established a Compensation Committee comprised entirely of independent Directors as determined by the Company’s Corporate Governance Guidelines. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. There are no interlocking relationships involving any members of the Compensation Committee.
Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and other executive officers. The Chief Executive Officer does not participate in any discussions regarding his own compensation.
The Compensation Committee has discussed the Compensation Discussion and Analysis with Management, and has recommended that the CD&A be included within the proxy statement.
Membership of the Compensation Committee
Directors serving on the Compensation Committee are named below:
Vicki J. Lewis (Chair)
Terry M. Kramer
Gary M. Skinner
Adam Stevenson
William R. Oberfield
Compensation Committee Interlocks and Insider Participation
Compensation Committee members are Vicki J. Lewis, Chair, Terry M. Kramer, Gary M. Skinner, Adam Stevenson and William R. Oberfield. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. The Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates and related interests may have been customers of and had business transactions with The Bank. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future. Mr. Benton, Chief Executive Officer of the Company, does not participate in any discussions or decisions regarding his own compensation.
Performance Graph — Five Year Shareholder Return Comparison
Set forth below is a line-graph presentation comparing cumulative five-year shareholder returns for the Company, the S&P 500, the Russell 2000 Index and the NASDAQ Bank Index. The chart below compares the value of $100 invested on December 31, 2002, in the stock of DCB Financial Corp, the S&P 500 Index, the Russell 2000 Index and the NASDAQ Bank Index.
Certain Relationships and Related Transactions
Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.
The Bank expects to have future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders, and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities. Based upon written representations and copies of reports furnished to the Company by Insiders, all Section 16 reporting requirements applicable to Insiders during 2007 were satisfied on a timely basis.
Selection of Auditors
The Audit Committee of the Board of Directors of the Company engaged the services of BKD LLP as its independent auditors beginning in 2007. BKD LLP is engaged to provide independent audit services for the Company and to provide certain non-audit services including advice on accounting, tax, and reporting matters.
Representatives of BKD LLP will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2006 by BKD LLP and Grant Thornton LLP, the Company’s principal accounting firm for 2007 and 2006.

	December 31,	December 31,
	2007	2006

Audit Fees (1)	$154,600	$159,500
Tax Fees (2)	13,650	11,000
All Other Fees (3)	46,000	34,075

TOTAL	$214,250	$204,575

(1)	Includes fees for external audit and audit of internal controls over financial reporting required by Sarbanes-Oxley Section 404.

(2)	Includes fees for services related to tax compliance and tax planning.

(3)	Includes fees for SAS 70 and 401(k) audits.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.
The Audit Committee establishes general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.
Shareholder Proposals for Next Annual Meeting
and Director Nominations
Shareholders may submit proposals and director nominations appropriate for shareholder action at the Company’s annual meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s Code of Regulations. For nominations to be considered for inclusion in the proxy statement for the 2009 annual meeting, the Company must receive the proposal no later than February 15, 2009. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations, and must meet all SEC shareholder regulations. Such proposals must be directed to DCB Financial Corp, Attention: Corporate Secretary, 110 Riverbend Avenue, Lewis Center, OH 43035. Any shareholder who intends to propose any other matter to be acted upon at the 2009 annual meeting of shareholders must inform the Company not less than sixty days prior to the meeting. If notice is not provided by that date, the persons named in the Company’s proxy for the 2009 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2009 annual meeting.
Shareholder Communications
Shareholders of the Company may send communications to the Board of Directors through the Company’s office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.
Other Matters
The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the Meeting. A copy of the Company’s 2007 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request. Address all requests, in writing, for this document to Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035.

Delivery of Documents to Shareholders Sharing an Address
     Only one Proxy Statement and Annual Report are being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, 740.657.7000. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Company in the manner provided above.
By Order of the Board of Directors of DCB Financial Corp
Jeffrey T. Benton
President and Chief Executive Officer
We urge you to sign and return the enclosed proxy form as promptly as possible whether or not you plan to attend the Meeting in person.

APPENDIX A
AUDIT COMMITTEE CHARTER
A-1
DCB Financial Corp
Audit Committee Charter
Statement of Policy
The purpose of the audit committee is to oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements. The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Corporation to governmental agencies or the general public, the Corporation’s system of internal controls and the effectiveness of its control structure, the Corporation’s compliance with designated laws and regulations, and the Corporation’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:
•	Serve as an independent and objective party to oversee the Corporation’s accounting and financial reporting processes, internal control system, and the audits of the Corporation’s financial statements.

•	Review and evaluate the audit procedures and results of the Corporation’s independent auditor and internal audit function.

•	Approve, engage and terminate the independent auditor.

•	Review and evaluate the independent auditor’s qualifications, performance and independence.

•	Review, evaluate and approve any non-audit services the independent auditor may perform for the Corporation and disclose such approved non-audit services in periodic reports to shareholders.

•	Maintain free and open means of communication between the board of directors, the independent auditor, the internal auditor, and the management of the Corporation.

•	Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

•	At least annually, review and if necessary or appropriate, update this charter for consideration by the board of directors and perform an evaluation of the audit committee performance and function.

Organization
The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own independent legal, accounting or other advisors and shall determine the degree of independence from the Corporation required of those advisors. The audit committee shall meet at least four times per year and will report directly to the full board any issues that arise with respect to the quality and integrity of the Corporation’s general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors’ attention. Further, the audit committee shall meet separately with management, with the internal auditor and with the independent auditor. There will be at least three members of the audit committee. A majority of the members of the audit committee shall be a quorum to transact business.
Resources and Authority of the Audit Committee
The audit committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the board of directors or management of the Corporation, including (1) the authority, funding and resources to compensate the independent auditor engaged by the audit committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Corporation, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the audit committee, and (3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.
Qualifications
The audit committee shall be composed entirely of independent directors, determined by the board of directors under the DCB Financial Corp Corporate Governance Guidelines. The members of the audit committee, as determined by the board of directors, shall also meet the independence and financial expertise requirements of The Nasdaq Stock Market for audit committee members. At least one member of the audit committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.
Independent Auditors
Independent auditor shall be engaged by and accountable to the audit committee. The independent auditor will report directly to the audit committee. The audit committee shall have the sole authority to engage, compensate, evaluate and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and to take appropriate action to ensure the continuing independence of the auditor. The audit committee shall pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor. The audit committee shall also set clear policies and standards relating to the Corporation’s hiring of employees or former employees of the independent auditor to ensure continued independence throughout the engagement of the independent auditor.
The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and be responsible for taking appropriate action to oversee the independence of the independent auditor. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the audit committee shall evaluate the auditor’s qualifications, performance and independence. The audit committee shall consider the opinions of management and the internal auditor in making such evaluation.
As required by law, the audit committee shall confirm the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.
The independent auditor shall ascertain that the audit committee is made aware of and timely report to the audit committee all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.
The audit committee will have complete oversight of the work done by the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, including resolution of any disagreement between management and the independent auditor regarding financial reporting.
Internal Audit
The internal auditor of the Corporation shall directly report to the chairman of the audit committee, with administrative oversight provided by an appropriate executive officer of the Corporation. The audit committee will oversee the internal audit function and determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Corporation and its affiliates.

Complaint Procedures
The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation and its subsidiaries regarding questionable accounting or auditing matters. (“Whistle Blower” procedures).
Financial Reporting Oversight
In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:
•	Review and discuss the annual audited financial statements, footnotes and related disclosures included in the Corporation’s annual report to shareholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditor prior to the release and filing of such documents. Review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.
•	Review and discuss the quarterly financial results and information with financial management, the independent auditor, and the internal auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditor.
•	Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance that is provided.
•	Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Corporation.
•	Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal auditor, the independent auditor, the chief financial officer and the chief executive officer.
•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Corporation and the annual filing required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

Prepare, review and approve the annual proxy statement disclosure regarding the activities and report of the audit committee for the year.

APPENDIX B
COMPENSATION COMMITTEE CHARTER
B-1
DCB Financial Corp
Compensation Committee Charter
Statement of Policy
The Compensation Committee shall provide assistance to the board of directors in fulfilling the board of directors’ responsibilities relating to management organization, performance, compensation and succession, and establishing compensation for members of the board of directors.
Organization
The members of the Compensation Committee shall be appointed by the board of directors and may be removed by the board of directors. The Compensation Committee shall meet on the call of its chairman. The Compensation Committee has the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties including the authority to approve such advisors’ fees and retention terms. There will be at least three members of the Compensation Committee. A majority of the members of the Compensation Committee shall be a quorum to transact business.
Qualifications
The Compensation Committee shall be composed of independent directors, determined by the board of directors under the DCB Financial Corp Corporate Governance Guidelines. The members of the Compensation Committee shall be outside directors within the meaning of Section 162 (m) of the Internal Revenue Code. Each member of the Compensation Committee shall also be a “Non-Employee Director” as the term is defined by Rule 16b-3 of the Securities and Exchange Commission.
Powers, Duties and Responsibilities
In discharging its responsibilities for management organization, performance, compensation, and succession, the Compensation Committee shall:
•	Consider and authorize the compensation philosophy for DCB Financial Corp’s personnel.

•	Review and evaluate chief executive officer and approve senior management performance, in light of goals and objectives set by the Compensation Committee that include DCB Financial Corp’s performance and return to shareholders.

•	Set the chief executive officer’s and approve senior management’s compensation based upon performance. The chief executive officer will not be present during the Compensation Committee’s deliberations about or voting on the chief executive officer’s compensation.

•	Annually review and approve perquisites for the chief executive officer and senior management.

•	Consider and make recommendations to the board of directors on matters relating to organization and succession of senior management.

•	Evaluate and establish director compensation.

•	Consider and approve the report of the Compensation Committee for inclusion in DCB Financial Corp’s proxy statement for its annual shareholders’ meeting.

•	Make recommendations to the board of directors with respect to incentive compensation plans, deferred compensation plans, executive retirement plans, and equity-based plans.

•	Review and approve incentive, deferred compensation, and equity-based plans.

•	Annually review and if necessary or appropriate, update this charter for consideration by the board of directors.

•	Annually evaluate the performance and function of the Compensation Committee.

•	Manage Investment alternatives and oversee administration of 401 K.
Report the matters considered and actions taken by the Compensation Committee to the board of directors.

Proxy For Annual Meeting of DCB Financial Corp

(Name #1)
(Name #2)
(Address)
(City, State, Zip)

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of DCB Financial Corp, Lewis Center, Ohio, do hereby nominate, constitute, and appoint Edward A. Powers, Donald J. Wolf and Gary M. Skinner, or any one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Company, standing in my name on its books on March 29, 2008, at the Annual Meeting of its shareholders to be held on May 22, 2008, at 4:00 P.M. (local time) at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, or any postponements or adjournments thereof with all the powers the undersigned would possess if personally present as follows. This proxy revokes all prior proxies given by the undersigned.

Nominees:
Phillip F. Connolly
Jerome J. Harmeyer
Vicki J. Lewis
William R. Oberfield

☐ For All Nominees

☐ Withhold Authority to Vote For All Nominees

Signature ____________________ Date __________

Signature ____________________ Date __________

(Number of Shares)

Proxy For Annual Meeting of DCB Financial Corp THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of DCB Financial Corp, Lewis Center, Ohio, do hereby nominate, constitute, and appoint Edward A. Powers, Donald J. Wolf and Gary M. Skinner, or any one of them (with full (Name #1) power of substitution for me and in my name, place (Name #2) and stead) to vote all the common stock of said 1. To elect four (4) members of Class III (term to expire 2011) to the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES. Nominees: Phillip F. Connolly For All Nominees Jerome J. Harmeyer Withhold Authority to Vote For All Nominees Vicki J. Lewis (To Withhold Authority for an individual nominee, check the “For All Nominees” box and draw a line through the name of such nominee) William R. Oberfield 2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy is solicited by management and confers authority to vote “FOR” the nominees noted above. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. The Board of Directors recommends a vote “FOR” the directors nominated by the Board of Directors. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy. Signature Date Signature Date When signing as Attorney, Executor, Administrator, Trustee, Guardian, please give full title. If more than one Trustee, all should sign. All joint owners should sign. (Number of Shares)